TUESDAY NOVEMBER 28, 4:06 PM EASTERN TIME

PRESS RELEASE

ION NETWORKS UNVEILS STRATEGY FOR IMPROVED RESULTS

COMPANY TO IMPLEMENT RESTRUCTURING PLAN AS FIRST STEP TOWARD POSITIVE EBITDA

PISCATAWAY, N.J.--(BUSINESS WIRE)--Nov. 28, 2000--ION Networks Incorporated (Nasdaq:IONN - news), THE PROACTIVE NETWORK INFRASTRUCTURE MANAGEMENT COMPANY(SM) and a leader in performance analysis and restoration, today announced a restructuring plan targeted at reaching positive EBITDA.

The Company will incur a restructuring charge in the third fiscal quarter of up to $4.5 million, consisting of approximately $500,000 in severance and other employee related charges, and approximately $4.0 million for the write-down of goodwill, capitalized software, and costs associated with the consolidation of operations from various locations. As a result, operating expenses, excluding depreciation and amortization, are expected to show a reduction of more than 42% in the fourth quarter ending March 31, 2001, as compared to the previous year. "After completing a comprehensive review of the Company's operations, we made the difficult decision to take these actions in the interest of the Company's long-term success," commented Ron Sacks, Chief Executive Officer. "Having already implemented an initial write-down of assets and inventory adjustments in our second fiscal quarter, we now are moving forward with our plans for reducing our workforce, consolidating our locations, and focusing on strategic products. These actions have resulted in the additional write-offs of capitalized software and goodwill discussed above. We are confident that these are the right steps to take to meet our top priority of regaining positive EBITDA as soon as possible.

"On a personal note, I want to thank every member of our team for their hard work and dedication during a challenging time for this company. We are working closely with all our employees to ensure a smooth transition for our company as well as the departing members of our team. In addition, we have issued 1,724,500 options to our remaining employees, in order to unite them in achieving our aggressive business targets.

"As we are addressing operational concerns, we are at the same time seeing early success in reinvigorating our sales. Now our restructuring plan positions us to move ahead in terms of our cost structure and build on the positive revenue momentum of the second quarter.

"In sum, ION Networks is now positioned for a return to positive EBITDA, as costs have been aligned and cash has been secured to fund our revised operating plans. We have revamped our incentive program for our employees, restructured our sales and marketing teams, and focused our R&D efforts. We recently launched new products, including NetwoRx PRIISMS 1.2, and have been investing in a new product pipeline, including PRIISMS 1.3, for release next year. We now have the appropriate level of resources and are better able to effectively address our customers' current and future needs."

Conference Call

ION Networks will host a conference call on Wednesday, November 29 at 9:00 a.m. (Eastern). To listen to the conference call, domestic and international callers can dial 212-346-0158. A replay will be available approximately one hour after the call until 11:59 p.m. EST on Wednesday, December 6, 2000. The replay number is 858-812-6440, passcode: 17038770.

The conference call will also be available via the Internet by accessing www.ion-networks.com Please go to the web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will also be available at this web site until Wednesday December 6, 2000.

About ION Networks

ION Networks is a leading developer and manufacturer of software- and hardware-based solutions for secure network infrastructure management and automated performance analysis and restoration. Based in Piscataway, NJ, the Company has installed systems worldwide from its six direct sales offices in the U.S., its wholly owned subsidiaries in Livingston, Scotland and in Antwerp, Belgium, its division in Fremont, California, and its distribution networks on four continents. it's about availability(SM)

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This press release contains information which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from such forward-looking statements.

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Contact:
     Morgen-Walke Associates, Inc.
     Stephanie Prince / Ian Hirsch
     212/850-5600